EXHIBIT (g)


                               CUSTODIAN AGREEMENT

                                     BETWEEN

                                   ATLAS FUNDS

                                       AND

                         INVESTORS BANK & TRUST COMPANY

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                                TABLE OF CONTENTS

                                                                        Page

1.    Bank Appointed Custodian...........................................2

2.    Definitions........................................................2

           2.1    Authorized Person......................................2
           2.2    Security...............................................2
           2.3    Portfolio Security.....................................2
           2.4    Officers' Certificate..................................3
           2.5    Book-Entry System......................................3
           2.6    Depository.............................................3
           2.7    Proper Instructions....................................3

3.    Separate Accounts..................................................3

4.    Certification as to Authorized Persons.............................4

5.    Custody of Cash....................................................4

           5.1    Purchase of  Securities................................4
           5.2    Redemptions............................................4
           5.3    Distributions and Expenses of Fund.....................5
           5.4    Payment in Respect of Securities.......................5
           5.5    Repayment of Loans.....................................5
           5.6    Repayment of Cash......................................5
           5.7    Foreign Exchange Transactions..........................5
           5.8    Other Authorized Payments..............................5
           5.9    Termination............................................5

6.    Securities.........................................................5

           6.1    Segregation and Registration...........................5
           6.2    Voting and Proxies.....................................5
           6.3    Book-Entry System......................................5
           6.4    Use of a Depository....................................6
           6.5    Use of Book-Entry System for Commercial Paper..........7
           6.6    Use of Immobilization Programs.........................8
           6.7    Eurodollar CDs.........................................8
           6.8    Options and Futures Transactions.......................9

                  (a)     Puts and Calls Traded on Securities Exchanges,
                          NASDAQ or Over-the-Counter.....................9
                  (b)     Puts, Calls and Futures Traded
                          on Commodities Exchanges.......................9

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                                                                        Page

           6.9    Segregated Account.....................................10
           6.10   Interest Bearing Call or Time Deposits.................11
           6.11   Transfer of Securities.................................11

7.    Redemptions........................................................13

8.    Merger, Dissolution, etc. of Fund..................................13

9.    Actions of Bank Without Prior Authorization........................13

10.   Collections and Defaults...........................................14

11.   Maintenance of Records and Accounting Services.....................14

12.   Fund Evaluation....................................................15

13.   Concerning the Bank................................................15

           13.1   Performance of Duties and Standard of Care.............15
           13.2   Agents and Subcustodians with Respect to Property
                     of the Fund Held in the United States...............16
           13.3   Duties of the  Bank with Respect to Property
                     of the Fund Held Outside of the United States.......17
           13.4   Insurance..............................................20
           13.5   Fees and Expenses of the Bank..........................20
           13.6   Advances by Bank.......................................20

14.   Termination........................................................21

15.   Confidentiality....................................................22

16.   Notices............................................................22

17.   Amendments.........................................................22

18.   Parties............................................................22

19.   Governing Law......................................................22

20.   Counterparts.......................................................22

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                               CUSTODIAN AGREEMENT

      AGREEMENT made as of this 1st day of November, 1995, between ATLAS ASSETS, INC., a Maryland corporation (the "Company") and INVESTORS BANK & TRUST COMPANY (the "Bank").

      The Company, an open-end management investment company, desires to place and maintain all of the portfolio securities and cash of its separate series (each series referred to herein as a "Fund" or collectively as the "Funds") in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f) (1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Company, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises of the mutual agreements contained herein, the parties hereto agree as follows:

      1. Bank Appointed Custodian. The Company hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

      2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

            2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Company by appropriate resolution of its Board of Directors (the "Board"), and set forth in a certificate as required by Section 4 hereof.

            2.2 Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

            2.3 Portfolio Security. Portfolio Security will mean any Security owned by a Fund of the Company.

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            2.4 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Company.

            2.5 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

            2.6 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

            2.7 Proper Instructions. Proper Instructions shall mean (i) instructions (which may be continuing instructions) regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by and Authorized Person as shall have been designated in an Officers' Certificate, such instructions to be given in such form and manner as the Bank and the Company shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more persons from time to time designated in an Officers' Certificate as having been authorized by the Board. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Company. The Company shall be responsible, at the Company's expense, for taking any action, including and reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Company shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Company, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank are satisfied that such procedures afford adequate safeguards for the Company's assets.

      3. Separate Accounts. If the Company has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which the Agreement relates into a separate account for each series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Company shall be deemed to refer to the Company acting on behalf of one or more of its series, any reference in this Agreement to any assets of the Company, including, without limitation, any Portfolio Securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable series, any duty or obligation of the Bank hereunder to the Company shall be deemed to refer to duties and obligations with respect to the individual series, and any obligation or liability of the Company hereunder shall be binding only with respect to the individual series, and shall be discharged only out of the assets of such series.

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      4. Certification as to Authorized Persons. The Secretary or Assistant
Secretary of the Company will at all times maintain on file with the Bank, his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Company, will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Company which has been signed by Authorized Persons named in the most recent certification.

      5. Custody of Cash. As custodian for the Company, the Bank will open and maintain a separate account or accounts in the name of the Company or in the name of the Bank, as Custodian of the Company, and will deposit to the account of the Company all of the cash of the Company, except for cash held by a subcustodian appointed pursuant to Section 13.2 or 13.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Company, notification from the Company's transfer agent as provided in
Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Company, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

            5.1 Purchase of Securities. Upon the purchase of securities for the Company, against contemporaneous receipt of such securities by the Bank or, against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, registered in the name of the Company or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

            5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Company offered for the repurchase or redemption in accordance with Section 7 of this Agreement.

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            5.3 Distributions and Expenses of Fund. For the payment on the account of the Company of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Company.

            5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Company held or to be delivered to the Bank.

            5.5 Repayment of Loans. To repay loans of money made to the Company, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

            5.6 Repayment of Cash. To repay the cash delivered to the Company for the purpose of collateralizing the obligation to return to the Company certificates borrowed from the Company representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

            5.7 Foreign Exchange Transactions. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of the Company upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Company deals or for their failure to comply with the terms of any contract or option.

            5.8 Other Authorized Payments. For other authorized transactions of the Company, or other obligations of the Company incurred for proper Company purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Company, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

            5.9 Termination: upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.


      6. Securities.


            6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Section 13.2 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all portfolio Securities which may now or hereafter be delivered to it by or for the account of the Company. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to , the instructions of the Company pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

            The Company will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Company.

            6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

            6.3 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Company assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following subapproval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                  (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

                  (b) The records of the Bank (and any such agent) with respect to the Company's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Company. Where securities are transferred to the Company's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Company a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

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                  (c) The Bank (or its agent) shall pay for Portfolio Securities purchased for the account of the Company or shall pay cash collateral against the return of Portfolio Securities loaned by the Company upon (i) receipt of advice from the Book-Entry System that such Portfolio Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the company. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Company upon

                  (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Company has been transferred to the Account; and

                  (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Company. Copies of all advices from the Book-Entry System of transfers of Securities for the account of the Company shall identify the Company, be maintained for the Company by the Bank and shall be provided to the Company at its request. The Bank shall send the Company a confirmation, as defined by Rule 17f-4 under the 1940 Act, of any transfers to or from the account of the Company;

                  (d) The Bank will promptly provide the Company with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System; and

                  (e) The Bank shall be liable to the Company for any loss or damage to the Company resulting from use of the Book-Entry System by reason of any negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Company, it shall be entitled to be substituted for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Company has not been made whole for any loss or damage;

            6.4 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                  (a) The Bank may use a depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Company all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

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                  (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

                  (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Purchase Securities, payment will be made only upon delivery of the securities to or for the account of the Company and the Company shall pay cash collateral against the return of Portfolio Securities loaned by the Company only upon delivery of the Portfolio Securities to or for the account of the Company; and upon any sale of Portfolio Securities, delivery of the securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Company; and


                  (d) The Bank shall be liable to the Company for any loss or damage to the Company resulting from use of a Depository by reason of any negligence, willful misfeasance or bad faith of the Bank or its employees or from any reckless disregard by the Bank of its duty to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

                  (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                  (ii) Any proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for transmittal to the Company;

                  (iii) Such Depository immediately forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Company's account;

                  (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Company to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act Rule 31(a) thereunder; and

                  (v) Such Depository delivers to the Bank and the Company all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Company may reasonably request in order to verify the Portfolio Securities held by such Depository.

            6.5 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Company has purchased such Issuer's Book-entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Company, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its Book-entry Paper System, the Bank agrees that:

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                  (a) the Bank will maintain all Book-Entry Paper held by the
Company in an account of the Bank that includes only assets held by it for customers;

                  (b) the records of the Bank with respect to the Company's purchase of Book-entry Paper through the Bank will identify, by book-entry, Commercial Paper belonging to the Company which is included in the Book-entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Company;

                  (c) the Bank shall pay for Book-Entry Paper purchased for the account of the Company upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Company;

                  (d) the Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Company, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Company;

                  (e) the Bank shall transmit to the Company a transaction journal confirming each transaction in Book-Entry Paper for the account of the Company on the next business day following the transaction; and

                  (f) the Bank will send to the Company such reports on its system of internal accounting control with respect to the Book-Entry Paper System as the Company may reasonably request from time to time.

            6.6 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and
(ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

            6.7 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Securities are identified on the books of the Bank as belonging to the Company and that the books of the Bank identify the European Branch holding such Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Company, and shall have no liability to the Company or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Company resulting from the Bank's own negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

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            6.8 Options and Futures Transactions.

                  (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                  1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Company regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Company relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                  2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Company has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Company. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Company, the proprietary of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Company that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker of the Company against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Company that any options it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Company.

                  (b) Puts, Calls and Futures Traded on Commodities Exchanges

                  1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Company in accordance with the provisions of any agreement among the Company, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company.

                  2. The responsibilities and liabilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subpapragraph (a)(2) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

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            6.9 Segregated Account. The Bank shall upon receipt of Proper
Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Company.

                  1. Upon receipt of Proper Instructions cash and/or Portfolio Securities may be transferred into the Segregated Account or Accounts:

                  (a) in accordance with the provisions of any agreement among the Company, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Company;

                  (b) for the purpose of segregating cash or securities in connection with options purchased or written by the Company or commodity futures purchased or written by the Company;

                  (c) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Company's then outstanding forward commitment or "when issued" agreements relating to the purchase of Portfolio Securities and all the Company's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                  (d) for the deposit of any Portfolio Securities which the Company has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666;

                  (e) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies; or

                  (f) for other proper corporate purposes, but only, in the case of this clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

            2. Upon receipt of Proper Instructions cash and/or Portfolio Securities may be withdrawn from the Segregated Account or Accounts.

                  (a) in accordance with the provisions of any agreements
            referenced in (a) or (b) above;

                  (b) for sale or delivery to meet the Company's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                  (c) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                  (d) to the extent that the Company's outstanding forward
            commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Company's obligations thereunder are met from assets of the Company other than those in the Segregated Account; or

                  (e) for delivery upon settlement of a forward commitment
            agreement for the sale of Portfolio Securities.

            6.10 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Company of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Company appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Company and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Company.

            6.11 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.11, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only:

                  (a) upon sales of Portfolio Securities for the account of the Company, against contemporaneous receipt by the Bank of payment therefor in full, or, against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such transfer is made, as confirmed in the Proper Instructions received by the Bank before such transfer is made;

                  (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at lease two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

                  (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

                  (d) for the purpose of redeeming in kind shares of the Company upon authorization from the Company;

                  (e) in case of option contracts owned by the Company, for presentation to the endorsing broker;

                  (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

                  (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Company by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Company of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Company from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                  (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

                  (i) for the purpose of delivering securities lent by the Company to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Company and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Company;


                  (j) for other authorized transactions of the Company or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Company (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Company or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                  (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and 14 of this Agreement. As to any deliveries made by the Bank pursuant to subsections (a), (b), (c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

      7. Redemptions. In the case of payment of assets of the Company held by the Bank in connection with redemptions and repurchases by the Company of outstanding common shares, the Bank will rely on notification by the Company's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles and By-laws of the Company, from assets available for said purpose.

      8. Merger, Dissolution, etc. of Fund. In case of the following transactions, not in the ordinary course of business, namely, the merger of the Company into or the consolidation of the Company with another investment company where the Company is not the surviving entity, the sale by the Company of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Company and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Company set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

      9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Company or the transfer agent:

            9.1 Endorse for collection and collect on behalf of and in the name of the Company all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Company and hold for the account of the Company all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

            9.2 Present for payment all coupons and other income items held by it for the account of the Company which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Company;

            9.3 Receive and hold for the account of the Company all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

            9.4 Execute as agent on behalf of the Company all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state;

            9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Company; and

            9.6 Exchange interim receipts or temporary securities for definitive securities.

      10. Collections and Defaults. The Bank will use all reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Company notice actually received by it of any call for redemption, offer exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Company in writing of any default or refusal to pay within the business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Company a written report once each month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

      11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act and will furnish the Company daily with a statement of condition of the Company. The Bank will furnish to the Company at the end of every month, and at the close of each quarter of the Company's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Company. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Company and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

      The Bank shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Company.

      The Bank shall assist generally in preparation of reports to shareholders and others, audit of accounts, and other ministerial matters of like nature.

      The books and records maintained by the Bank on behalf of the Company are the property of the Company and will be surrendered upon request in accordance with Section 14.

      12. Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board the net asset value and the public offering price of a share of capital stock of the Company, such determination to be made in accordance with the provisions of the Articles and By-laws of the Company and Prospectus and Statement of Additional Information relating to the Company, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Company, the proper exchange and the NASD or such other persons as the Company may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon the information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Company and in respect of liabilities of the Company not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.

      13. Concerning the Bank.

            13.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Company, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Company except in the case of its negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

      The Bank will be under no duty or obligation to inquire into and will not be liable for:

                  (a) the validity of the issue of any Portfolio Securities purchased by or for the Company, the legality of the purchases thereof or the propriety of the price incurred therefor;

                  (b) the legality of any sale of any Portfolio Securities by or for the Company or the propriety of the amount for which the same are sold;

                  (c) the legality of an issue or sale of any common shares of the Company or the sufficiency of the amount to be received therefor;

                  (d) the legality of the repurchase of any common shares of the Company or the propriety of the amount to be paid therefor;

                  (e) the legality of the declaration of any dividend by the Company or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

                  (f) any property or moneys of the Company unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

      Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Company are such as may properly be held by the Company under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

      Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

                  (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from the Bank's own negligence; or

                  (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

            13.2 Agents and Subcustodians with Respect to Property of the Fund Held in the United States. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

            Upon receipt of Proper Instructions, the Bank may employ certain subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the Company's assets with respect to property of the Company held in the United States. The Bank shall have no liability to the Company or any other person by reason of any act or omission of such subcustodian and the Company shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of such subcustodian. Upon request of the Bank, the Company shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Company shall pay all fees and expenses of such subcustodian.

            13.3 Duties of the Bank with Respect to Property of the Fund Held Outside of the United States.

            (a) Appointment of Foreign Sub-Custodians. The Company hereby authorizes and instructs the Bank to employ as sub-custodians for the Company's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on the Schedule attached hereto (each, a "Selected Foreign Sub-Custodian"). Upon receipt of Proper Instructions, together with a certified resolution of the Company's Board of Directors, the Bank and Company may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon receipt of Proper Instructions, the Company may instruct the Bank to cease the employment of any one or more such selected Foreign Sub-Custodians for maintaining custody of the Company's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

            (b) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Bank and the Company, assets of the Company shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Company, the Company authorizes the deposit in Euro-clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Portfolio Securities eligible for deposit therein and to utilize such securities depository in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

            (c) Segregation of Securities. The Bank shall identify on its books as belonging to the Company the Foreign Portfolio Securities held by each Selected Foreign Sub-Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account, Foreign Portfolio Securities and other assets of the Company, and, in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

            (d) Agreements with Foreign Banking Institutions. Each of the agreements pursuant to which a foreign banking institution holds assets of the Company (each, a "Foreign Sub-Custodian Agreement") shall be substantially in the form previously made available to the Company and shall provide that: (a) the Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of the Company's assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistraion of securities); (c) adequate records will be maintained identifying the assets as belonging to Bank;
(d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Company, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets of the Company held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

            (e) Access of Independent Accountants of the Fund. Upon request of the Company, the Bank will use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

            (f) Reports by Bank. The Bank will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Company held by Selected Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Company.

            (g) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Company held by Selected Foreign Sub-Custodian shall be effected pursuant to Proper Instructions from the Company to the Bank and shall be effected in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub- Custodian, the Company agrees to hold any such nominee harmless from any liability be reason of the registration of such securities in the name of such nominee.

            Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Company and delivery of Foreign Portfolio Securities maintained for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

            In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Company such information in connection therewith as is made available to the Bank by the Foreign Sub-Custodian, and shall promptly forward to the applicable Foreign Sub-Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Company pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Company is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Company or conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

            (h) Liability of Selected Foreign Sub-Custodians. Each Foreign Sub-Custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and each Company from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-Custodian Agreement. The Fund acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions Governing the Euro-Clear System, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euro-clear in connection with the Fund's securities and other assets.

            (i) Liability of Bank. The Bank shall have no more or less responsibility or liability on account of the acts or omissions of any such Selected Foreign Sub-Custodian employed hereunder than any such Selected Foreign Sub-Custodian has to the Bank and, without limiting the foregoing, the Bank shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, political risk (including, but not limited to, exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) other losses due to Acts of God, nuclear incident or any loss where the Selected Foreign Sub-Custodian has otherwise exercised reasonable care.

            (j) Monitoring Responsibilities. The Bank shall furnish annually to the Company, information concerning the Selected Foreign Sub-Custodians employed hereunder for use by the Fund in evaluating such selected Foreign Sub-Custodians to ensure compliance with the requirements of Rule 17f-5 of the Act. In addition, the Bank will promptly inform the Fund in the event that the Bank is notified by a Selected Foreign Sub-Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Bank has actual knowledge of any material loss of the assets of the Fund held by a Foreign Sub-Custodian.

            (k) Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall by the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

            13.4 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Company held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Company.

            13.5. Fees and Expenses of the Bank. The Company will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on Schedule A) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Company will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Company for all reasonable expenses incurred in conjunction with termination of this Agreement by the Company.

            13.6 Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of the Company to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Company. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Company's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtness, a loan made by the Bank to the Company payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Company shall provide the Bank with agreed upon compensation balances. The Company agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtness, in and to any property at any time held by it for the Company's benefit or in which the Company has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Company authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtness, together with interest due thereon against any balance of account standing to the credit of the Company on the Bank's books.

      14. Termination.

            14.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Company held hereunder, and (ii) by the Company in order to give the Company an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Company will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian. Notwithstanding the foregoing, this Agreement may not be terminated prior to November 1, 1998 except for cause after written notice and a reasonable opportunity to cure.

            14.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Company. The obligation of the Bank to deliver and transfer over assets of the Company held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Company does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (14.3), deliver the Portfolio Securities and cash of the Company held by the Bank to a bank or trust company of its own selection which meets requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Company under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Company with the same effect as though selected by the Board.

            14.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Company may furnish the Bank with an order of the Company advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Company the question of whether the Company will be liquidated or will function without a custodian for the assets of the Company held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Company held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Company's Secretary and an opinion of counsel to the Company in form and content satisfactory to the Bank.

      15. Confidentiality. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

      16. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

(a) In the case of notices sent to the Company to: Atlas Assets, Inc. 1901 Harrison Street
      Oakland, CA 94612
      Attention: Steven J. Gray

(b)   In the case of notices sent to the Bank to:

      Investors Bank & Trust Company
      89 South Street
      Boston, Massachusetts 02111
      Attention: Counsel

      or at such other place as such party may from time to time designate in writing.

      17. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Company, such alteration or amendment will be authorized and approved by its Board.

      18. Parties. This Agreement will be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Company without the written consent of the Bank or by the Bank without written consent of the Company, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

      19. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

      20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.



                                            Atlas Funds



                                            By: /s/ Larry E. LaCasse
                                                --------------------------------
                                                Larry E. LaCasse
                                                Group Senior Vice President

ATTEST:


/s/ Steve Gray
------------------------------------

                                            Investors Bank & Trust Company


                                            By: /s/ Henry Joyce
                                                --------------------------------
                                                Henry Joyce
                                                Director, Client Management


ATTEST:

/s/ Michael Guthrie
------------------------------------

DATE: 10/18/95
------------------------------------

                                   SCHEDULE A
                                   ATLAS FUNDS
                                  FEE SCHEDULE*
                             FOR TWELVE MUTUAL FUNDS
                                NOVEMBER 1, 1995

================================================================================
                 CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V.
================================================================================

A.    DOMESTIC CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V.

      The following basis point fee is based on all assets for which we are custodian and fund accountant. This amount does not include transactions. See Standard Transaction Costs (B). Fees are calculated as of the 20th of the month.

                                                           ANNUAL FEE
                                                        ----------------
      First $500 million in assets                      8.0 BASIS POINTS
      Next $500 million in assets                       2.5 BASIS POINTS
      Assets in excess of $1 Billion                    1.0 BASIS POINT

      There will be a monthly minimum fee for each new Atlas fund as follows:

      Each month                                        $1,250 per fund

   B. TRANSACTION COSTS

      o     DTC/Fed Book Entry      $10
      o     Physical Securities      35
      o     Options and Futures      18
      o     GNMA Securities          30
      o     Principal Paydown         5
      o     Foreign Currency         18**
      o     Cross Border             50
      o     Outgoing Wires            7
      o     Incoming Wires            5***

**There are no transaction charges for F/X contracts executed by Investors Bank ***Fees will not apply to incoming wires that are net from the Transfer Agent.

C.FOREIGN SUBCUSTODIAN FEES

      o The following incremental basis point fees are based on all foreign assets for which we are Custodian. The following asset based fees and transaction fees vary by country, based upon the attached International Custody Bands. These amounts are calculated monthly as of the 20th of the month. Local duties, script fees, registration and exchange fees are out-of-pocket.

      o Investors Bank will require the fund to hold all assets that are eligible with Euroclear and to submit all assets that are Euroclear petitionable to an eligibility review.

            Country                    Annual Fee             Transactions
            -------                    ----------             ------------
            Band II                   6 Basis Points          $      20****
            Band III                 13 Basis Points                60
            Band IV                  18 Basis Points                60
            Band V                   25 Basis Points               100
            Band VI                  29 Basis Points               110
            Band VII                 41 Basis Points               120
            Band VIII                44 Basis Points               120
            Band IX                  50 Basis Points               100

**** Transactions in Italy are billed at $40, in New Zealand, $60, and Australia, $65.


================================================================================
                                  MISCELLANEOUS
================================================================================

A. OUT-OF-POCKET

      o     These charges consist of:

            -Pricing & Verification Services
            -Legal Expenses                    -Forms and Supplies(1)
            -Printing, Delivery & Postage      -Non-Standard Transmissions
            -Third Party Review                -Customized Reporting

(1) The charge for Forms and Supplies will be waived until $1.5 billion in assets. When assets reach $1.5 billion, the yearly Forms and Supplies fee will be capped at $15,000.

B. DOMESTIC BALANCE CREDIT

o We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C. SECURITIES LENDING

o The assumption was made that Investors Bank would perform securities lending for the portfolios. Revenue is split with the funds and Investors Bank on a 60/40% basis: 60% going to the funds.


D. SYSTEMS

o The above fee schedule includes the necessary systems work in order to provide Atlas and the sub-advisors with the information that they are getting now:
      -extract to The Boston Company
      -extract to Oppenheimer
      -extract to Atlas for use in the Portfolio Positions Report
      -setting up remote inquiry terminal
      -setting up report printing capabilities

      The detaIls of any other systems work will be determined after a thorough business analysis. Any additional systems work will be billed on a time and material basis.

E. PAYMENT

o The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed

* This fee schedule assumes the execution of our standard contractual agreements for a minimum of three years.